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                                  Exhibit 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1999, except as to the pooling of interests with Auco Inc., which is as of June 10, 1999, and except as to the pooling of interests with HDE, Inc., which is as of December 20, 1999, relating to the financial statements and financial statement schedule of Peerless Systems Corporation which appears in the Annual Report on Form 10-K for the year ended January 31, 2000.


/s/ PricewaterhouseCoopers LLP


Woodland Hills, California
March 16, 2001